SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

__________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)

June 25, 2003 (June 23, 2003)
Commission File Number 01-10813
PLM EQUIPMENT GROWTH FUND III LIQUIDATING TRUST
(Exact name of registrant as specified in its charter)

California	68-0146197

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

235 3 rd Street South, Suite 200
St Petersburg, FL	33701

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (727) 803-1800

Item 5.        Other Items
On June 23, 2003, PLM Equipment Growth Fund III Liquidating Trust (the "Trust") declared and paid a $0.54 distribution per beneficiary interest in cash generated from the operations of the Trust and the disposition of equipment. In total, $5,611,003.98 was distributed to the beneficial interest holders of the Trust.

A final distribution to the beneficial interest holders will occur after all Trust liabilities are paid, assets are liquidated and all litigations involving the Trust are settled. While the remaining equipment of the Trust, which includes one hundred sixty trailers and twenty-seven marine containers, is actively being marketed for sale, the amount or timing of the final distribution cannot be estimated at this time. The Trust also owns a residual interest in railcars recently sold.

Item 7.         Financial Statements, Pro Forma Financial Information and Exhibits.
(c)      Exhibits:
20.1       June 23, 2003 Letter to beneficial interest holders of the Trust

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
PLM EQUIPMENT GROWTH FUND III LIQUIDATING TRUST

Date: June 25, 2003	By:	/s/ Richard K Brock
Rick K Brock Chief Financial Officer

EXHIBIT INDEX
Exhibit Designation	Nature of Exhibit
20.1	Letter accompanying distribution to beneficial interest holders of the Trust dated June 23, 2003.